SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                   May 4, 2002

                               GOURMET GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Nevada                      33-55254-10                    87-0438825
     ------                      -----------                    ----------
     State  of                    Commission                    IRS  Employer
     Incorporation                File Number                   I.D. Number

                      1 Chisholm Trail, Buda, Texas 78610
                       -----------------------------------
                     Address of principal executive offices
       Registrant's Telephone Number, Including Area Code:  (512) 295-4600
                                                            --------------

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ITEM  4  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

(a) On May 4, 2002, Gourmet Group, Inc. dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountants. The decision to change the Company's independent accountants was approved by the Company's Audit Committee. The Company's Audit Committee has solicited proposals from various regional independent accountants to engage their services.

(b) Arthur Andersen's reports on the Company's consolidated financial statements for the years ended June 30, 2001 and 2000, respectively, did not contain an adverse opinion or disclaimer of opinion; however, the June 30, 2001 report was qualified as to uncertainty regarding the Company's ability to continue as a going concern.

(c) During the two years ended June 30, 2001 and the subsequent interim period preceding the decision to change independent accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods.

(d) During the two years ended June 30, 2001 and the subsequent interim period preceding the decision to change independent accountants, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933. As used herein, the term "reportable event" means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

(e) The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. After diligent effort, the Company has been unable to reach any person with knowledge and authority at Arthur Anderson, particularly since the local office with whom the Company has dealt has been closed. The Company does not expect to receive such letter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  August 8,  2002

                                              GOURMET GROUP, INC.



                                        By: /s/ Fredrick Schulman
                                        ----------------------------
                                              Fredrick Schulman,
                                   President and Chief Executive Officer
                                      (Principal  Executive  Officer)